EXHIBIT D
                               FROM TAX DEPARTMENT



                       CENTRAL AND SOUTH WEST CORPORATION
                            AND SUBSIDIARY COMPANIES

                        AGREEMENT FOR FILING CONSOLIDATED
                        FEDERAL INCOME TAX RETURN AND FOR
                       ALLOCATION OF CONSOLIDATED FEDERAL
                       INCOME TAX LIABILITIES AND BENEFITS

                              DATED APRIL 30, 1998

      Central and South West Corporation, a registered public utility holding company, and its Subsidiaries (collectively referred to as "the Parties") hereby agree to annually join in the filing of a consolidated Federal income tax return and to allocate the consolidated Federal income tax liabilities and benefits among the members of the consolidated group in accordance with the provisions of this Agreement.

1.     PARTIES TO THE AGREEMENT
                                                     Federal Employer
       Company and Address                           Identification Number
       -------------------------------------------------------------------------

       Central and South West Corporation            51-0007707
       Dallas, Texas

       Central Power and Light Company               74-0550600
       Corpus Christi, Texas

       Public Service Company of Oklahoma            73-0410895
       Tulsa, Oklahoma

       Southwestern Electric Power Company           72-0323455
       Shreveport, Louisiana

       West Texas Utilities Company                  75-0646790
       Abilene, Texas

       Central and South West Services, Inc.         75-1296566
       Dallas, Texas

       CSW Leasing, Inc.                             75-2013749
       Dallas, Texas

       CSW Credit, Inc.                              75-2055555
       Dallas, Texas

       CSW Energy, Inc.                              75-1901710
       Dallas, Texas

       CSW Power Marketing, Inc.                     75-2696741
       Dallas, Texas

       Ash Creek Mining Company                      73-1008093
       Tulsa, Oklahoma

       Southwest Arkansas Utilities Corp.            71-6052763
       DeQueen, Arkansas

       CSW Development-I, Inc.                       75-2370921
       Dallas, Texas

       CSW Development-II, Inc.                      75-2439272
       Dallas, Texas

       CSW Ft. Lupton, Inc.                          75-2474488
       Dallas, Texas

       Noah I Power G.P., Inc.                       33-0489753
       Dallas, Texas

       CSW Orange, Inc.                              75-2505862
       Dallas, Texas

       CSW Communications, Inc.                      75-2548781
       Dallas, Texas

       CSWC Southwest Holding, Inc.                  74-2803758
       Dallas, Texas

       CSWC TeleChoice Management, Inc.              74-2803759
       Dallas, Texas

       CSWC TeleChoice, Inc.                         74-2803760
       Dallas, Texas

       CSW International, Inc.                       75-2569322
       Dallas, Texas

       CSW Mulberry, Inc.                            75-2523281
       Dallas, Texas

       Newgulf Power Venture, Inc.                   75-2562614
       Dallas, Texas

       CSW Nevada, Inc.                              75-2562610
       Dallas, Texas

       Enershop, Inc.                                75-2613053
       Dallas, Texas

       Envirothem                                    75-1797088
       Dallas, Texas

       CSW International (U.K.), Inc.                75-2638928
       Dallas, Texas

       CSW International Two, Inc.                   75-2638929
       Dallas, Texas

       CSW International Three, Inc.                 75-2638930
       Dallas, Texas

       CSW Mulberry II, Inc.                         75-2562612
       Dallas, Texas

       CSW Orange II, Inc.                           75-2562609
       Dallas, Texas

       CSW Development-3, Inc.                       75-2638922
       Dallas, Texas

       CSW Northwest GP, Inc.                        75-2638926
       Dallas, Texas

       CSW Northwest LP, Inc.                        75-2638925
       Dallas, Texas

       CSW Sweeny GP I, Inc.                         75-2627173
       Dallas, Texas

       CSW Sweeny GP II, Inc.                        75-2627175
       Dallas, Texas

       CSW Sweeny LP I, Inc.                         75-2627176
       Dallas, Texas

       CSW Sweeny LP II, Inc.                        75-2627177
       Dallas, Texas

       CSW Energy Services, Inc.                     75-2730186
       Dallas, Texas

       CSW Services International, Inc.              75-2747384
       Dallas, Texas

       Latin American Energy Holding, Inc.           75-2731945
       Dallas, Texas


2.    DEFINITIONS
      "CONSOLIDATED TAX" is the aggregate current Federal income tax liability for a tax year, being the tax shown on the consolidated Federal income tax return and any adjustments thereto.

      "CORPORATE TAXABLE INCOME" is the taxable income of a subsidiary company for a tax year, computed as though such company had filed a separate return on the same basis as used in the consolidated return, except that dividend income from subsidiary companies shall be disregarded, and other intercompany transactions, eliminated in consolidation, shall be given appropriate effect.

      "CORPORATE TAXABLE LOSS" is the taxable loss of a subsidiary company for a tax year, computed as though such company had filed a separate return on the same basis as used in the consolidated return, except that dividend income from subsidiary companies shall be disregarded, and other intercompany transactions, eliminated in consolidation, shall be given appropriate effect.

      These definitions shall apply, as appropriate, in the context of the Alternative Minimum Tax ("AMT").

3.    TAX ALLOCATION PROCEDURES
      The consolidated tax shall be allocated among the members of the group consistent with Rule 45(c) of the Public Utility Holding Company Act of 1935, utilizing the "separate return corporate taxable income" method, in the following manner:

            (a) Intercompany transactions eliminated by consolidation entries which affect the consolidated taxable income will be restored to the appropriate member for the purpose of computing separate return corporate taxable income or loss.

            (b) The consolidated regular tax, exclusive of the AMT & Foreign Tax Credit ("FTC") and calculated prior to the reduction for any credits including the AMT & FTC credit, will be allocated among the members of the group based on the ratio of each member's separate return corporate taxable income to the total separate return corporate taxable income.

            (c) The consolidated AMT and the Environmental Tax will be allocated among the members of the group based on the ratio of each member's separate return corporate Alternative Minimum Taxable Income ("AMTI") to the total separate corporate return AMTI.

            (d) With the exception of the parent corporation, each member of the group having a separate return corporate taxable loss will be included in the allocation of the regular consolidated tax. Such loss members will receive current payment for the reduction in the regular consolidated tax liability resulting from the inclusion of the losses of such members in the consolidated return.

            Any regular tax savings in consolidation will be allocated to the members of the group having separate return corporate taxable income as provided in sub-section (b). If the aggregate of the member's separate return corporate taxable losses are not entirely utilized on the current year's consolidated return, the consolidated carry-back to the applicable prior tax year(s) will be allocated in accordance with section 6.

            (e) The tax allocated to any member of the group shall not exceed the separate return tax of such member.

            (f) General business credits, other tax credits and capital losses shall be equitably allocated to those members whose investments or contributions generated the credit or capital loss.

            If the credit or capital loss can not be entirely utilized to offset consolidated tax, the credit or capital loss carryover shall be equitably allocated on a separate return basis to those members whose investments or contributions generated the credit or capital loss.

            (g) In the event a portion of the consolidated AMT is not allocable to members because of the limitation in sub-section (e), the parent corporation will pay the unallocated AMT. Such unallocated AMT will be carried forward, and, if appropriate, allocated to applicable members in subsequent taxable years to the extent allowed under sub-section (e). If any remaining unallocated AMT is recovered on a consolidated basis in a subsequent year by the reduction of the consolidated regular tax by the AMT credit, the parent corporation will receive the entire tax benefit of such recovery until the unallocated AMT is eliminated.

4.    EXCLUDED SUBSIDIARY COMPANIES
      Prior to the 1991 tax year, CSW Leasing, Inc. and CSW Energy, Inc. were excluded from the tax allocation pursuant to Rule 45(c)(4) and the tax benefits attributable to such companies' losses and credits were allocated to the parent corporation. These excluded companies retain separate return carryover rights for the losses and credits availed of by the parent corporation through the consolidated return. On future consolidated tax allocations, the parent corporation shall pay such companies for the previously allocated tax benefits to the extent the companies are able to offset separate return corporate taxable income with such carryovers.

5.    PARENT CORPORATION LOSS
      Any regular tax savings in consolidation from the parent corporation, excluding the effects of extraordinary items, shall be allocated to those members which have separate return corporate taxable income in the same manner as the consolidated tax is allocated. Members having a separate return corporate taxable loss will not participate in the allocation of the parent company loss.

6.    TAX ADJUSTMENTS
      In the event the consolidated tax liability is subsequently revised by Internal Revenue Service audit adjustments, amended returns, claims for refund, or otherwise, such changes shall be allocated in the same manner as though the adjustments on which they are based had formed part of the original consolidated return.

7.    EFFECTIVE DATE
      This Agreement is effective for the allocation of the current Federal income tax liabilities of the Parties for the tax year 1997 and all subsequent years until this Agreement is revised in writing.

8.    APPROVAL
      This Agreement is subject to the approval of the Securities and Exchange Commission. A copy of this Agreement will be filed as an exhibit to the Form U5S Annual Report to the Securities and Exchange Commission by Central and South West Corporation for the year ended December 31, 1997.

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned, duly authorized, have signed this Agreement on behalf of the Parties indicated.

                                  Central and South West Corporation


                          By      /s/ Lawrence B. Connors
                                  ----------------------------------------------
                                  Lawrence B. Connors, Controller



                                  Central and South West Services, Inc.


                          By      /s/ E.R. Brooks
                                  ----------------------------------------------
                                  Chairman and Chief Executive Officer



                                  Central Power and Light Company


                          By      /s/ M. Bruce Evans
                                  ----------------------------------------------
                                  President



                                  Public Service Company of Oklahoma


                          By      /s/ T.D. Churchwell
                                  ----------------------------------------------
                                  President



                                  Southwestern Electric Power Company


                          By      /s/ Michael D. Smith
                                  ----------------------------------------------
                                  President



                                  West Texas Utilities Company


                          By      /s/ Floyd W. Nickerson
                                  ----------------------------------------------
                                  President



                                  CSW Mulberry, Inc.
                                  CSW Mulberry II, Inc.
                                  Newgulf Power Venture, Inc.
                                  CSW Nevada, Inc.
                                  CSW Energy, Inc.
                                  CSW Development-I, Inc.
                                  CSW Development-II, Inc.
                                  CSW Development-3, Inc.
                                  CSW Ft. Lupton, Inc.
                                  Noah I Power G.P., Inc.
                                  CSW Orange, Inc.
                                  CSW Orange II, Inc.
                                  CSW Northwest GP, Inc.
                                  CSW Northwest LP, Inc.
                                  CSW Sweeny GP I, Inc.
                                  CSW Sweeny GP II, Inc.
                                  CSW Sweeny LP I, Inc.
                                  CSW Sweeny LP II, Inc.


                          By      /s/ Terry D. Dennis
                                  ----------------------------------------------
                                  President and Chief Executive Officer



                                  CSW Credit, Inc.


                          By      /s/ Glenn D. Rosilier
                                  ----------------------------------------------
                                  President



                                  CSW Leasing, Inc.


                          By      /s/ Glenn D. Rosilier
                                  ----------------------------------------------
                                  President


                                  CSW Energy Services, Inc.
                                  Enershop, Inc.
                                  Envirothem


                          By      /s/ Richard H. Bremer
                                  ----------------------------------------------
                                  President



                                  Ash Creek Mining Company


                          By      /s/ E. Michael Williams
                                  ----------------------------------------------
                                  President



                                  Southwest Arkansas Utilities Corporation


                          By      /s/ Thomas H. DeWeese
                                  ----------------------------------------------
                                  President



                                  CSW Communications, Inc.
                                  CSWC Southwest Holding, Inc.
                                  CSWC TeleChoice Management, Inc.
                                  CSWC TeleChoice, Inc.


                          By      /s/ Donald A. Shahan
                                  ----------------------------------------------
                                  President



                                  CSW Services International, Inc.
                                  CSW International, Inc.
                                  CSW International (U.K.), Inc.
                                  CSW International Two, Inc.
                                  CSW International Three, Inc.
                                  Latin American Energy Holdings, Inc.


                          By      /s/ Terry D. Dennis
                                  ----------------------------------------------
                                  President


                                  CSW Power Marketing, Inc.


                          By      /s/ Terry D. Dennis
                                  ----------------------------------------------
                                  President